UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMBOW EDUCATION HOLDING LTD.

(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	NOT APPLICABLE
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12th Floor, Tower 1, Financial Street,

Chang’an Center, Shijingshan District, Beijing

100043

People’s Republic of China

+86 (10) 6206-8000
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depository Shares, each representing two Class A ordinary shares	NYSE American LLC
Class A Ordinary Shares, par value $0.003 per share*	NYSE American LLC

* Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-220207

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the securities to be registered hereunder is set forth under the caption “Description of Shares and Governing Documents” and “Description of American Depositary Shares” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-1, File No. 333-220207 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on August 28, 2017, and subsequently amended, which information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 25, 2018	AMBOW EDUCATION HOLDING LTD.

	By:	/s/ Jin Huang
Jin Huang
President and Chief Executive Officer